Wells
Fargo

                                                   Wells Fargo Bank, N.A.
                                                   Document Custody
                                                   1015 10th Avenue SE
                                                   Minneapolis, MN 55414

                                                   Appendix I

           ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Corporate Trust Services division of Wells Fargo Bank, National Association
(the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the
Securities and Exchange Commission. The Company has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and commercial mortgage-backed securities issued on or after
January 1, 2006, for which the Company provides document custody services, excluding any publicly issued transactions issued by any government sponsored entity (the "Platform").

Applicable Servicing Criteria: The servicing criteria set forth in Item
1122(d)(4)(i) and 1122(d)(4)(ii), in regard to the activities performed by the Company with respect to the Platform (the "Applicable Servicing
Criteria"). The Company has determined that all other servicing criteria set forth in Item 1122(d) are not applicable to the Platform.

Period: Twelve months ended December 31, 2006 (the "Period").

With respect to the Platform, the Company provides the following assessment of compliance with respect to the Applicable Servicing Criteria:

1. The Company is responsible for assessing the Company's compliance with the
Applicable Servicing Criteria as of and for the Period.

2. The Company has assessed compliance with the Applicable Servicing Criteria.
In performing this assessment, the Company used the criteria set forth by the
Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation
AB.

3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the Company's assessment of compliance as of and for the Period.

                                WELLS FARGO BANK, NATIONAL ASSOCIATION
                                By: /s/ Shari L. Gillund
                                -------------------------------------
                                Shari L. Gillund

                                Its: Senior Vice President

                                Dated: March 1, 2007